EXHIBIT 99.2

 Terra Tech Corp. to Present at the 5th Annual Marcum MicroCap Conference on June 1, 2016

Derek Peterson, CEO, to participate in panel discussion on cannabis investing

NEWPORT BEACH, Calif., May 26, 2016 -- Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that its CEO, Derek Peterson, will present at the 5th Annual Marcum MicroCap Conference at 9:30am ET on Wednesday, June 1, 2016 at the Grand Hyatt Hotel in New York City.

Mr. Peterson will also participate in a panel discussion on the legal, regulatory and other factors affecting the cannabis industry titled "Industry Outlook: Opportunities and Challenges Investing in Cannabis Companies" at 3:00 pm ET on Wednesday, June 1, 2016.

The annual 2 day Marcum MicroCap Conference is a showcase for public companies with less than $500 million in market capitalization. This year's keynote speakers will be Harvey Pitt, former Chairman of the Securities & Exchange Commission, and Newt Gingrich, former Speaker of the U.S. House of Representatives and best-selling author. Additional information about the conference can be obtained at www.marcumllp.com.

About the Marcum MicroCap Conference:

The Marcum MicroCap Conference is dedicated to providing a forum where publicly traded companies under $500 million in market capitalization can network with the investment community. The conference features presentations by CEOs and CFOs from six principal industry sectors and provides investors with the opportunity to meet with management of these companies on a one-on-one basis. The Marcum MicroCap Conference attracts fund managers and high net worth investors focusing on small cap equities. Over 2,000 participants from all segments of the microcap market attend each year, including senior management, finance and legal executives, venture and lower middle-market private equity investors, institutional investors, directors, investment bankers, buy- and sell-side analysts, and service providers to the microcap marketplace.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blum, IVXX Inc., Edible Gardens, MediFarm LLC and GrowOp Technology. Blum's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blum offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company's wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

1

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com